Exhibit 10.1

________________________________________________________________________

PARTIAL REDEMPTION AGREEMENT

dated as of June 5, 2007,

with effect as of June 1, 2007

by and between

LEXINGTON/LION VENTURE, L.P.

CLPF-LXP/LV, L.P.

and

LEXINGTON REALTY TRUST

________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE 1.	DEFINITIONS	1
ARTICLE 2.	REDEMPTION OF THE INTERESTS	3
ARTICLE 3.	REPRESENTATIONS AND WARRANTIES OF CLPF	4
ARTICLE 4.	REPRESENTATIONS AND WARRANTIES OF LXP	4
ARTICLE 5.	REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP	5
ARTICLE 6.	COVENANTS	6
ARTICLE 7.	INDEMNIFICATION	9
ARTICLE 8.	MISCELLANEOUS	11

-i-

PARTIAL REDEMPTION AGREEMENT

This PARTIAL REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2007, with effect as of June 1, 2007, by and between LEXINGTON/LION VENTURE, L.P., a Delaware limited partnership (the “Partnership”), CLPF-LXP/LV, L.P., a Delaware limited partnership (“CLPF”), and LEXINGTON REALTY TRUST (F/K/A LEXINGTON CORPORATE PROPERTIES TRUST), a Maryland real estate investment trust (“LXP”).

.

W I T N E S SETH:

WHEREAS, CLPF is the owner of certain limited partnership interests in the Partnership (all of the limited partnership interests in the Partnership owned by CLPF are hereafter referred to as the “CLPF LP Interests”) issued pursuant to the Limited Partnership Agreement of the Partnership, dated October 1, 2003, as amended by three amendments that were effective as of (i) December 4, 2003, (ii) August 11, 2004 and (iii) December 2005 (the “LP Agreement”);

WHEREAS, LXP is the owner of certain limited partnership interests in the Partnership (all of the limited partnership interests in the Partnership owned by LXP are hereafter referred to as the “LXP LP Interests”) issued pursuant to the LP Agreement;

WHEREAS, CLPF and the Partnership have agreed that the Partnership will redeem a portion of the CLPF LP Interests (the “Redeemed CLPF LP Interests”) as set forth herein; and

WHEREAS, LXP and the Partnership have agreed that the Partnership will redeem a portion of the LXP LP Interests (the “Redeemed LXP LP Interests”) as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, CLPF, LXP and the Partnership hereby agree as follows:

ARTICLE 1.

DEFINITIONS

1.1       Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, in reference to any Person: any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the preamble.

“CLPF” shall have the meaning set forth in the preamble.

“CLPF LP Interests” shall have the meaning set forth in the recitals.

“CLPF Redemption Consideration” shall mean (a) all of the Partnership’s 100% limited liability company interest in (i) Lexington Lion Weston I GP LLC, a Delaware limited liability company, (ii) Lexington Lion Weston II GP LLC, a Delaware limited liability company, (iii) Lexington Lion Wood Hollow GP LLC, a Delaware limited liability company, and (iv) Lexington Lion Clarita GP LLC, a Delaware limited liability company, and (b) all of the Partnership’s 100% limited partnership interest in (i) Lexington Lion Weston I L.P., a Delaware limited partnership, and (ii) Lexington Lion Weston II L.P., a Delaware limited partnership, and (c) all of the Partnership’s 99.5% interest in (i) Lexington Lion Wood Hollow L.P., a Delaware limited partnership, and (ii) Lexington Lion Clarita L.P., a Delaware limited partnership.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including, without limitation, successor provisions of succeeding law.

“Encumbrance” shall mean any lien, charge, restriction, pledge, security interest, lease or sublease, claim, right of any third party, easement, mortgage, encroachment or encumbrance.

“Indemnitee” shall have the meaning set forth in Section 7.4.

“Indemnitor” shall have the meaning set forth in Section 7.4.

“LP Agreement” shall have the meaning set forth in the recitals.

“LXP” shall have the meaning set forth in the preamble.

“LXP LP Interests” shall have the meaning set forth in the recitals.

“LXP Redemption Consideration” shall mean (a) all of the Partnership’s 100% limited liability company interest in Lexington Lion Farmers Branch GP LLC, a Delaware limited liability company, and (b) all of the Partnership’s 100% limited partnership interest in Lexington Lion Farmers Branch L.P., a Delaware limited partnership.

“Partnership” shall have the meaning set forth in the preamble.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Property Taxes” shall have the meaning set forth in Section 6.3(a).

“Redeemed CLPF LP Interests” shall have the meaning set forth in the recitals.

“Redeemed LXP LP Interests” shall have the meaning set forth in the recitals.

ARTICLE 2.

REDEMPTION OF THE INTERESTS

2.1       Redemption of the CLPF LP Interests. Upon the terms and subject to the conditions set forth in this Agreement, CLPF does hereby tender and deliver to the Partnership, and the Partnership does hereby purchase and redeem, all of CLPF’s right, title and interest in and to the Redeemed CLPF LP Interests, free and clear of all Encumbrances.

2.2       Redemption of the LXP LP Interests. Upon the terms and subject to the conditions set forth in this Agreement, LXP does hereby tender and deliver to the Partnership, and the Partnership does hereby purchase and redeem, all of LXP’s right, title and interest in and to the Redeemed LXP LP Interests, free and clear of all Encumbrances.

2.3       Redemption Consideration. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Partnership shall, (a) for the Redeemed CLPF LP Interests convey to CLPF the CLPF Redemption Consideration pursuant to an Assignment Agreement in form and substance as set forth on Exhibit A hereto and (b) for the Redeemed LXP LP Interests convey to LXP the LXP Redemption Consideration pursuant to an Assignment Agreement in form and substance as set forth on Exhibit B hereto.

2.4       Post-Redemption Interests. The parties agree that subsequent to the redemption of the Redeemed CLPF LP Interests and the Redeemed LXP LP Interests, CLPF’s direct interest in the Partnership will be 51.19% and LXP’s direct interest in the Partnership will be 48.31%. The parties hereto agree that Schedule 1 of the LP Agreement is hereby amended and restated as set forth on Exhibit C hereto.

2.5       Effective Date. The parties agree that as of June 1, 2007, (i) CLPF shall have all the benefits and burdens of ownership of the entities described in the definition of CLPF Redemption Consideration and that any action required to be taken with respect to any of those entities after June 1, 2007 (including, without limitation, the execution of any contracts or leases) shall be taken by the Partnership only at the express written direction of CLPF and (ii) LXP shall have all the benefits and burdens of ownership of the entities described in the definition of LXP Redemption Consideration and that any action required to be taken with respect to any of those entities after June 1, 2007 (including, without limitation, the execution of any contracts or leases) shall be taken by the Partnership only at the express written direction of LXP. CLPF hereby ratifies, confirms and approves any actions taken or leases or contracts executed by the Partnership with respect to the CLPF Redemption Consideration and its assets at the direction of CLPF after June 1, 2007 and LXP hereby ratifies, confirms and approves any actions taken or leases or contracts executed by the Partnership with respect to the LXP Redemption Consideration and its assets at the direction of LXP after June 1, 2007.

2.6       Further Assurances. Each party hereto hereby agrees to take any and all actions and execute any and all documents and instruments reasonably requested by another party hereto to facilitate and effectuate the purposes of this Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF CLPF

CLPF hereby represents and warrants to the Partnership as follows (it being understood and agreed that each representation and warranty contained in this Article 3 is made solely as of the date of this Agreement):

3.1       Organization. CLPF is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

3.2       Authorization. CLPF has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by CLPF and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3       Validity. Neither the execution and delivery of this Agreement by CLPF nor the performance or consummation by CLPF of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which CLPF is subject; (b) any contract, agreement, commitment or instrument to which CLPF is a party or by which CLPF or any of its assets is bound; or (c) the limited partnership agreement of CLPF or the certificate of limited partnership of CLPF.

3.4       Ownership of Redeemed CLPF LP Interests. CLPF owns the Redeemed CLPF LP Interests free and clear of all Encumbrances. Simultaneously with the transfer of the Redeemed CLPF LP Interests to the Partnership and full satisfaction by the Partnership of the requirements set forth in Section 2.3, the Partnership shall acquire the Redeemed CLPF LP Interests free and clear of all Encumbrances.

3.5       No Other Representation or Warranty. Except as expressly set forth in this Article 3, CLPF makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about CLPF, the CLPF LP Interests or any other matter.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF LXP

LXP hereby represents and warrants to the Partnership as follows (it being understood and agreed that each representation and warranty contained in this Article 4 is made solely as of the date of this Agreement):

4.1       Organization. LXP is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

4.2       Authorization. LXP has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by LXP and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3       Validity. Neither the execution and delivery of this Agreement by LXP nor the performance or consummation by LXP of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which LXP is subject; (b) any contract, agreement, commitment or instrument to which LXP is a party or by which LXP or any of its assets is bound; or (c) the Declaration of Trust of LXP or the bylaws of LXP.

4.4       Ownership of the Redeemed LXP LP Interests. LXP owns the Redeemed LXP LP Interests free and clear of all Encumbrances. Simultaneously with the transfer of the Redeemed LXP LP Interests to the Partnership and full satisfaction by the Partnership of the requirements set forth in Section 2.3, the Partnership shall acquire the Redeemed LXP LP Interests free and clear of all Encumbrances.

4.5       No Other Representation or Warranty. Except as expressly set forth in this Article 4, LXP makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about LXP, the LXP LP Interests or any other matter.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby represents and warrants to CLPF and LXP as follows (it being understood and agreed that each representation and warranty contained in this Article 5 is made solely as of the date of this Agreement):

5.1       Organization. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

5.2       Authorization. The Partnership has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.3       Validity. Neither the execution and delivery of this Agreement by the Partnership nor the performance or consummation by the Partnership of the transactions contemplated hereby, conflicts with, results in a breach or violation of, constitutes a default under, or accelerates the performance provided by the terms of: (a) any law, rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which the Partnership is subject; (b) any contract, agreement, commitment or instrument to which the Partnership is a party or by which the Partnership or any of its assets is bound; or (c) the LP Agreement or the certificate of limited partnership of the Partnership.

5.4       Ownership of the Redemption Consideration. The Partnership owns the CLPF Redemption Consideration and the LXP Redemption Consideration free and clear of all Encumbrances. Simultaneously with the transfer of (a) the Redeemed CLPF LP Interests to the Partnership, CLPF shall acquire the CLPF Redemption Consideration free and clear of all Encumbrances and (b) the Redeemed LXP LP Interests to the Partnership, LXP shall acquire the LXP Redemption Consideration free and clear of all Encumbrances.

5.5       No Other Representation or Warranty. Except as expressly set forth in this Article 5, the Partnership makes no, and no party shall be entitled to rely upon, any representation or warranty as to any fact or matter about the Partnership, the CLPF Redemption Consideration, the LXP Redemption Consideration or any other matter.

ARTICLE 6.

COVENANTS

6.1       Fees and Expenses; Taxes. Any sales, use and transfer Taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal, or intangible property transfer Taxes, due by reason of the transactions contemplated in this Agreement, including but not limited to any interest or penalties in respect thereof (and legal costs related to analysis of such Taxes) will be borne 50% by LXP and 50% by CLPF. Other than as contemplated in the prior sentence, each party hereto shall pay all of its own legal and accounting fees and expenses incurred in connection with the transactions contemplated by this Agreement.

6.2       Confidentiality. From and after the effective date hereof, none of the parties will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other parties, which shall not be unreasonably withheld. The foregoing shall not preclude any party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent any party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, Tax and reporting requirements. A party may disclose this transaction or any aspect or information related to this transaction as its attorneys deem is necessary for such party or its Affiliates to comply with applicable law. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other parties in order to enforce the provisions of this Section 6.2. Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including opinions or other Tax analyses) that are provided to them relating to such Tax treatment and Tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the Tax treatment and Tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the Tax treatment or Tax structure of the transaction; (ii) the existence or status of any negotiations unrelated to the Tax issues; or (iii) any other term or detail not relevant to the Tax treatment or the Tax structure of the transaction. Notwithstanding anything to the contrary in this Section 6.2, (i) no party hereto shall be deemed to be in breach hereof for divulging (or if any of its Affiliates divulge) information in accordance with or as required by applicable law, regulation (including, without limitation, the Securities and Exchange Commission regulations or the regulations of any other securities regulation authority and the regulations or rules (including rules of any listing agreement) of any securities exchange), court order, legal process or similar governmental mandate, and (ii) LXP shall be entitled to (1) file a Current Report on Form 8-K with the Securities and Exchange Commission, substantially in the form attached as Exhibit D hereto, within four business days of the date hereof, (2) publicly disclose the Agreement and the transactions contemplated hereby pursuant to a press release, substantially in the form attached as Exhibit E hereto, and (3) make disclosures regarding the Agreement and the transactions contemplated hereby to the extent necessary to comply with its obligations to file other periodic reports required to be filed to the Securities and Exchange Commission, provided that such other periodic reports do not contain disclosures beyond the disclosures contain in Exhibits D and E hereto.

6.3       Property Costs and Expenses. The following costs and expenses (a) with respect to the properties owned by the entities set forth in the definition of CLPF Redemption Consideration, shall be allocated between the Partnership and CLPF and (b) with respect to the properties owned by the entities set forth in the definition of LXP Redemption Consideration, shall be allocated between the Partnership and LXP, as follows:

(a)       Taxes and Assessments. General real estate Taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the assets for the then current calendar year or other current Tax period (collectively, “Property Taxes”) not yet due and payable shall be prorated as of the effective date hereof. If the Partnership did not receive the Tax bill for the calendar year or other applicable Tax period applicable to the effective date of this Agreement, the Partnership and CLPF and the Partnership and LXP, as applicable, shall prorate Property Taxes for such calendar year or other applicable Tax period based upon the most recent ascertainable assessed values and Tax rates; provided, however, that such amounts shall be re-prorated upon receipt of the final Tax bill.

(b)      Collected Rent. All rent and other income (and any applicable state or local Tax on rent) under leases in effect on the effective date hereof, whether collected or uncollected, but net of expected delinquencies on a historical basis, shall be prorated as of the effective date hereof. Any prepaid rents for the period following the effective date hereof shall be paid over by the Partnership to CLPF and LXP, as applicable, after making prorations, to the extent not already transferred to CLPF or LXP, as applicable.

(c)       Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the effective date hereof shall be prorated as of the effective date hereof. If meter readings are obtained as of the effective date hereof, there shall have been no proration of such items. The Partnership shall pay the bills therefor for the period to the day preceding the effective date hereof, and CLPF and LXP, as applicable, shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, CLPF and LXP, as applicable, will receive a credit for the Partnership’s portion and will pay the entire bill prior to delinquency after the effective date hereof. If the Partnership has paid any utilities no more than thirty (30) days in advance in the ordinary course of business, then CLPF and LXP, as applicable, shall be charged its portion of such payment.

(d)       Other. All other charges, escrows, inventories, deposits and fees customarily prorated and adjusted in similar transactions shall be so prorated and adjusted. In the event that accurate prorations and other adjustments cannot be made as of the effective date hereof because current bills are not obtainable, the Partnership, CLPF and LXP, as applicable, shall prorate on the best available information, subject to adjustment upon receipt of the final bills.

(e)       Payments. In the event that the allocations set forth in this Section 6.3 result in the Partnership, CLPF or LXP owing any amount to the any other party hereto after taking into account all amounts owed to the parties pursuant to this Section 6.3, such party shall promptly remit such amount to the other party in cash by wire transfer of immediately available funds to the account designated by the other party.

6.4       Tax Matters. CLPF, LXP and the Partnership shall treat and report the transactions contemplated by this Agreement (a) as a distribution by the Partnership to CLPF of the CLPF Redemption Consideration pursuant to Section 731 of the Code in redemption by the Partnership of the Redeemed CLPF LP Interests, (b) as a distribution by the Partnership to LXP of the LXP Redemption Consideration pursuant to Section 731 of the Code in redemption by the Partnership of the Redeemed LXP LP Interests and (c) in all respects consistently for purposes of any federal, state or local Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein. The Partnership shall make available to CLPF and LXP, and CLPF and LXP shall make available to the Partnership, CLPF and LXP, (i) such records as any such party may reasonably require for the preparation of any Tax Returns required to be filed by the Partnership, CLPF or LXP and (ii) such records as the Partnership, CLPF or LXP may reasonably require for the defense of any audit, examination, administrative appeal, or litigation of any Tax Return of the Partnership or in which CLPF or LXP was included.

For purposes of this Agreement:

“Tax Return” shall mean any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees’ income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to Tax attributable to such Taxes.

6.5       Use of Lexington Name. The parties hereto agree that (i) each entity listed in the definition of CLPF Redemption Consideration may continue to use the word “Lexington” in its name on and after the effective date hereof until such entity is dissolved or otherwise no longer in existence and (ii) the parties hereto agree that each entity listed in the definition of LXP Redemption Consideration may continue to use the word “Lion” in its name on and after the effective date hereof until such entity is dissolved or otherwise no longer in existence. .

ARTICLE 7.

INDEMNIFICATION

7.1       Indemnification by CLPF. CLPF hereby agrees to defend, indemnify and hold harmless the Partnership and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Partnership, LXP, any of their Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by CLPF to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of CLPF made to the Partnership and contained in this Agreement; (iii) CLPF’s ownership of the Redeemed CLPF LP Interests during the period prior to the effective date of this Agreement, including liabilities for any Taxes, fees, expenses or other charges determined to be due and payable to any governmental entity or other third party prior to the effective date of this Agreement; and (iv) CLPF’s ownership of the CLPF Redemption Consideration on and after the effective date of this Agreement.

7.2       Indemnification by LXP. LXP hereby agrees to defend, indemnify and hold harmless the Partnership and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of the Partnership, CLPF, any of their Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by LXP to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of LXP made to the Partnership and contained in this Agreement; (iii) LXP’s ownership of the Redeemed LXP LP Interests during the period prior to the effective date of this Agreement, including liabilities for any Taxes, fees, expenses or other charges determined to be due and payable to any governmental entity or other third party prior to the effective date of this Agreement; and (iv) LXP’s ownership of the LXP Redemption Consideration on and after the effective date of this Agreement.

7.3       Indemnification by the Partnership. The Partnership hereby agrees to defend, indemnify and hold harmless (a) CLPF and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of CLPF, any of its Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Partnership to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Partnership made to CLPF and contained in this Agreement; (iii) the Partnership’s ownership of the Redeemed CLPF LP Interests during the period on and after the effective date of this Agreement, including liabilities for any Taxes, fees or other governmental charges attributable to the ownership by the Partnership of the Redeemed CLPF LP Interests on and after the effective date of this Agreement; and (iv) the Partnership’s ownership of the CLPF Redemption Consideration prior to the effective date of this Agreement and (b) LXP and its partners, members, officers, directors, employees, agents, successors and assigns from and against any claim, damage, liability, loss, cost or expense (including reasonable attorney fees) to the extent occasioned or caused by, resulting from or arising out of (excluding any claim, damage, liability, loss, cost or expense resulting from or arising out of the gross negligence or willful misconduct of LXP, any of its Affiliates or their respective partners, members, officers, directors, employees and agents): (i) any failure by the Partnership to perform its covenants or obligations as set forth in this Agreement; (ii) any inaccuracy in or breach of any of the representations or warranties of the Partnership made to LXP and contained in this Agreement; (iii) the Partnership’s ownership of the Redeemed LXP LP Interests on and after the effective date of this Agreement, including liabilities for any Taxes, fees or other governmental charges attributable to the ownership by the Partnership of the Redeemed LXP LP Interests on and after the effective date of this Agreement; and (iv) the Partnership’s ownership of the LXP Redemption Consideration prior to the effective date of this Agreement.

7.4       Indemnification Procedure. Each Person that is entitled to indemnification under this Agreement (each, an “Indemnitee”) agrees to give the party hereto from which it may request indemnification (the “Indemnitor”) prompt written notice of any event, or any written claim by a third party, of which it obtains knowledge, which could give rise to any damage, liability, loss, cost or expense as to which it may request indemnification under this Agreement, but the failure to give such prompt written notice shall not affect such Indemnitee’s rights hereunder except to the extent the Indemnitor was adversely prejudiced thereby. Notice given pursuant to the first sentence of this Section 7.4 shall: (i) provide details of the event or claim that is the subject of the notice; (ii) state the section of this Agreement that the Indemnitee claims has been breached; and (iii) contain as attachments any documents to the extent material to an understanding of the event or claim that is the subject of the notice. In connection with any such third-party claim which could give rise to any damage, liability, loss, cost or expense as to which indemnification may be requested under this Agreement, if the Indemnitor shall have acknowledged in writing its obligation to indemnify in respect of such claim, the Indemnitor may assume the defense of such third-party claim at its expense, including by selecting counsel to direct such defense (which counsel shall be reasonably satisfactory to the Indemnitee), and the Indemnitee shall cooperate with the Indemnitor in determining the validity of any such claim and its defense thereof. The Indemnitee may, at its expense, participate in the defense of such third-party claim. Notwithstanding the Indemnitor’s assumption of the defense of such third-party claim, the Indemnitee shall have the right to employ one counsel to represent the Indemnitee if, in the reasonable judgment of the Indemnitee, a conflict of interest exists between the Indemnitee and the Indemnitor with respect to such third-party claim, and in such event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnitor; provided, however, that such counsel shall represent the Indemnitee only with respect to such matters as to which, in the reasonable judgment of the Indemnitee, such conflict of interest exists. The Indemnitor shall not settle any such claim without the consent of the Indemnitee if any relief, other than the payment of money damages by the Indemnitor, would be granted by such settlement or if such settlement does not include the unconditional release of the Indemnitee. The Indemnitee shall not settle any such claim without the consent of the Indemnitor which consent shall not be unreasonably withheld.

7.5       Exclusive Remedy. The indemnification provided by this Article 7 shall be the sole and exclusive remedy of any party hereto with respect to any and all matters arising out of, relating to or connected with this Agreement other than as set forth in Section 6.2. In furtherance of the foregoing, each of CLPF, LXP and the Partnership hereby irrevocably and unconditionally waives any and all rights, claims and causes of action which such party may have arising under or based upon any law or otherwise (except pursuant to the indemnification provisions set forth in this Article 7).

ARTICLE 8.

MISCELLANEOUS

8.1       Survival of Representations and Warranties. All representations and warranties of the parties made in or pursuant to this Agreement (including the schedules hereto) shall survive for a period of one (1) year from the effective date hereof.

8.2       Cumulative Remedies. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.3       Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when received by facsimile transmission, or one business day after duly sent by overnight courier, addressed as follows (or at such other address for a party as shall be specified by like notice):

(a)	if to CLPF to:

CLPF-LXP/LV, L.P.

c/o ING Clarion Partners, LLC

230 Park Avenue

New York, NY 10169

Fax No. 212-883-2951

Attn: Audrey Greenberg and a copy to:

Mayer, Brown, Rowe & Maw LLP
Attention: Jeff Usow

71 S. Wacker Drive

Chicago, IL 60606

Fax No. 312-701-7711

(b)	if to LXP to:

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10119-4015

Fax No. 212-594-6600

Attn: Joseph S. Bonventre and a copy to:

Post Heymann & Koffler LLP
Wing A, Suite 211
Two Jericho Plaza
Jericho, New York 11753
Fax No. 516-433-2777
Attn: David Heymann, Esq.

(c)	if to the Partnership to:

Lexington/Lion Venture, L.P.

c/o Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10119-4015

Fax No. 212-594-6600

Attn: Joseph S. Bonventre and a copy to:

Post Heymann & Koffler LLP
Wing A, Suite 211
Two Jericho Plaza
Jericho, New York 11753
Fax No. 516-433-2777
Attn: David Heymann, Esq.

8.4       No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned (a) in the case of the Partnership, by the Partnership without the prior written consent of CLPF and LXP, (b) in the case of CLPF, by CLPF without the prior written consent of the Partnership and LXP and (c) in the case of LXP, by LXP without the prior written consent of the Partnership and CLPF, and, in each case, any attempt to do so will be void, except for assignments and transfers by operation of law. This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and permitted assigns.

8.5       Waiver. Any party hereto may, by written notice to the others, (a) extend the time for the performance of any of the obligations or other actions of the others in favor or for the benefit of such party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the others in favor or for the benefit of such party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties in favor or for the benefit of such party contained in this Agreement; or (d) waive or modify performance of any of the obligations of the others in favor or for the benefit of such party under this Agreement; provided, however, that any such extension, waiver or modification shall bind only such party and not any other party in whose favor or for whose benefit any such obligations, actions, representations, warranties, conditions or covenants run or are made. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by any other party with any of the representations, warranties, covenants, conditions, agreements or indemnities contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8.6       Entire Agreement. This Agreement shall supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and thereby, and this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

8.7       Construction. This Agreement shall not be construed more strictly against the Partnership, CLPF or LXP merely by virtue of the fact that the same has been prepared by the Partnership, CLPF or LXP or their counsel, it being recognized the parties hereto have contributed substantially and materially to the preparation of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” if such words do not expressly follow.

8.8       Costs of Litigation. In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party therein its reasonable attorney fees and costs of suit.

8.9       Amendments, Supplements, etc. This Agreement may be amended or supplemented only by a writing signed by the Partnership, CLPF and LXP specifically referring to this Agreement.

8.10     Headings and Captions. The headings and captions in this Agreement are for reference purposes only and shall not affect the construction or interpretation of any provision of this Agreement.

8.11     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.12     Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

8.13     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

8.14     Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any Person, other than the parties hereto and the Indemnitees solely with respect to the indemnification rights set forth in Article 7, any rights or remedies hereunder.

8.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTER CONTEMPLATED HEREBY.

8.16     Jurisdiction; Venue; Forum. Each party hereto hereby irrevocably and unconditionally (a) agrees that any action, suit or other legal proceeding brought in connection with or relating to this Agreement or any matter contemplated hereby shall be brought exclusively in a court of competent jurisdiction located in the Borough of Manhattan, New York City, New York, whether a state or federal court, and shall not be brought in any court or forum outside the Borough of Manhattan, New York City, New York; (b) consents and submits to, and agrees that it will not assert (by way of motion, as a defense or otherwise) that it is not subject to, personal jurisdiction in connection with any such action, suit or proceeding in any such court; and (c) waives to the fullest extent permitted by law, and agrees that it will not assert (by way of motion, as a defense or otherwise), any claim that the laying of venue of any such action, suit or proceeding in any such court is improper or that any such action, suit or proceeding brought in any such court was brought in an inconvenient forum or should be stayed by reason of the pendency of some other action, suit or other legal proceeding in a court or forum other than any such court. Notwithstanding the foregoing, a party hereto may bring an action, suit or other legal proceeding in a court or forum other than any such court for the sole purpose of enforcing an order or judgment issued by any such court.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, CLPF, LXP and the Partnership have caused this Agreement to be duly executed and delivered as of the date first above written.

CLPF:

CLPF-LXP/LV, L.P.
By: CLPF-LXP/LV GP, LLC, its general
partner

By: Clarion Lion Properties Fund Holdings, L.P., its sole member

By: CLPF-Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LLC, its managing member

By:           ING Clarion Partners, LLC, its manager

By:/s/ Stephen B. Hansen
Name: Stephen B. Hansen
Title: Managing Director

LXP:

LEXINGTON REALTY TRUST

By:/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

PARTNERSHIP:

LEXINGTON/LION VENTURE,

L.P.

By: LXP GP, LLC, its managing general partner
By:/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

EXHIBITS OMITTED